NOTICE OF ANNUAL MEETING


        To The Stockholders of
        Premier Financial Services, Inc.


             The Annual Meeting of Stockholders of Premier Financial Services, Inc. a Delaware corporation (the "Company"), will be held at the Best Western Stephenson Hotel, 109 South Galena Ave., Freeport, Illinois, at 10:00 A.M., Freeport time, on Thursday, April 28, 1994 for the following purposes:

        1.  To elect three Class III directors for a term of three years.

        2. To consider and vote upon a proposal to amend the Certificate of Incorporation to increase the number of authorized shares of the
            Company's  Common  Stock  from  2,500,000  to   15,000,000,  which
        proposal       is more fully described in  the Proxy Statement annexed
        to this          notice.

        3. To transact and act upon such other matters or business as may properly come before said meeting, or any adjournment or adjourn-
            ments thereof.   The  Board of Directors  of the Company  does not
        know      of any other matters requiring action by the stockholders to
        come       before the Annual Meeting.

             A complete list of stockholders entitled to vote at the meeting shall be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours for a period of ten days prior to the meeting at Premier Financial Services, Inc.'s corporate office, 27 West Main Street, Suite 101, Freeport, Illinois. The close of business on February 28, 1994 has been selected by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.


        BY ORDER OF THE BOARD OF DIRECTORS




        Michael J. Lester                            ***IMPORTANT***
        Secretary                              WHETHER OR NOT YOU EXPECT TO
                                               ATTEND THE MEETING IN PERSON,
                                               PLEASE SIGN THE ACCOMPANYING
                                               PROXY AND MAIL IT NOW IN THE
        March 25, 1994                             ENCLOSED ENVELOPE.















                                   PROXY STATEMENT


        GENERAL INFORMATION

             This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Premier Financial Services, Inc. (the "Company") for use at the 1994 Annual Meeting of Stockholders, (the "Annual Meeting"), and any adjournment or adjournments thereof, to be held on Thursday, April 28, 1994, at 10:00 A.M., Freeport time, at the Best Western Stephenson Hotel, 109 South Galena Ave., Freeport, Illinois.

             Only holders of record of shares of common stock of the Company (the "Common Stock") at the close of business February 28, 1994 will be entitled to notice of and to vote at the Annual Meeting, each share being entitled to one vote. On such date there were 2,163,107 shares of Common Stock outstanding. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the voting powers of the shares outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business. The inspectors of election will treat abstentions (including broker non-votes) as shares present for purposes of determining the existence of a quorum.

             Any stockholder who executes the enclosed proxy may revoke it any time before it has been exercised by a later dated proxy or by giving notice of such revocation to the Company in writing or in an open meeting before such proxy is voted. Attendance at the meeting will not in and of itself constitute the revocation of a proxy. Otherwise, all properly executed proxies received at or before the meeting will be voted in accordance with the instructions contained therein. If no instructions are given, such proxies will be voted: (1) FOR the election  of  directors as  stated  below,  (2)  FOR the  proposal  to increase  the  number  of  shares  of  Common  Stock  the  Company  is authorized  to issue  from 2,500,000  to  15,000,000, and  (3) in  the discretion  of the  named  proxies,  upon such  other  matters as  may properly come before the meeting.

             The cost of solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by persons regularly employed by the Company or its subsidiaries, by personal interview, telephone or telegraph. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

             A copy of the Company's Annual Report for the year ended December 31, 1993, including audited financial statements has previously been sent to stockholders. The approximate date on which this proxy statement and form of proxy were first sent to stockholders was March 25, 1994.



                          PROPOSAL 1: ELECTION OF DIRECTORS

                           INFORMATION CONCERNING NOMINEES


             The Company's Restated Certificate of Incorporation provides that the Board of Directors shall consist of not fewer than five nor more than twenty directors, with the specific number to be fixed from time to time by a resolution adopted by at least a majority of the Board of Directors. The number of directors is currently fixed at eight. The Company's Restated Certificate of Incorporation further provides that the Board of Directors is to be divided into three classes that are to be as nearly equal in number as possible. The terms of four directors who are presently serving on the Board, Donald E. Bitz, David L. Murray, Joseph C. Piland and Harold L. Fenton, expire at the Annual Meeting. The Board of Directors has renominated Mr. Bitz, Mr. Murray and Mr. Piland for election as Class III directors for a term ending at the Annual Meeting in 1997 or until their successors are elected and qualified. Mr. Fenton intends to retire from the Board of Directors upon expiration of his term.

             Unless otherwise indicated, proxies will be voted for the election of the nominees below. If a nominee becomes unable or unwilling to serve, proxies will be voted for such persons, if any, as shall be designated by the Board. Each nominee has agreed to serve as a director, if elected, and the Board of Directors does not presently know of any circumstances which would render any nominee named herein unavailable.

             The Company's by-laws provide that all elections of directors shall be decided by a plurality vote. Since three positions are to be filled on the Board of Directors, the three nominees receiving the highest number of votes cast at a meeting at which a quorum is present will be elected as directors. Abstentions (including broker non-votes) will not be counted in determining the number of votes received by any nominee.

        Class III Nominees (If elected, term will expire in 1997)


                                          Principal Occupation and Year
         Name                   Age       First Elected a Director (1)
         Donald E. Bitz         65        Retired Chairman of the Board and
                                          Chief Executive Officer, Economy
                                          Fire and Casualty Co. (insurance
                                          company) - 1979


         David L. Murray        51        Executive Vice President and Chief
                                          Financial Officer of the Company
                                          - 1981

         Joseph C. Piland       60        Educational Consultant and Retired
                                          President, Highland Community
                                          College - 1987
        - - - - - - - - - - - - Continuing Directors - - - - - - - - - - - - -
        -


        Class I (Term expires 1995)


                                          Principal Occupation and Year
         Name                   Age       First Elected a Director (1)

         Charles M. Luecke      64        President, Luecke Jewelers, Ltd.
                                          (jewelry store) - 1978

         H. Barry Musgrove      59        Chairman of the Board & President,
                                          Frantz Manufacturing Company
                                          (manufacturer of overhead doors
                                          and antifriction products) - 1987



        Class II  (Term expires 1996)


         R. Gerald Fox (2)      57        President & Chief Executive
                                          Officer, F.I.A. Financial
                                          Publishing Company (publisher of
                                          financial books and periodicals)
                                          - 1993
         Richard L. Geach       52        Chairman of the Board, President &
                                          Chief Executive Officer of the
                                          Company - 1978

         Edward G. Maris        58        Vice President - Finance,
                                          Secretary and Treasurer,
                                          Northwestern Steel and Wire
                                          Company (raw steel production and
                                          finished steel/wire products)
                                          - 1990

        (1) Each director has engaged in the principal occupation indicated for at least five years, except as follows:

             - Joseph C. Piland has been an Educational Consultant since 1992.
               Prior to 1992, he was President, Highland Community College, for more than five years.


             - Donald E. Bitz retired as Chairman of the Board & Chief
               Executive Officer, Economy Fire & Casualty Company in 1993, a position he had held for more than five years.

        (2) R. Gerald Fox was named to the Board of Directors in 1993 to fill the unexpired term of Thomas D. Flanagan, who was unable to continue for personal reasons.



                             BOARD AND COMMITTEE MEETINGS




             During 1993, the Board of Directors held 9 meetings. Each Director attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served.


             The Board of Directors has established an Executive Committee, a Compensation Committee, and an Audit Committee to assist in the discharge of its responsibilities in situations where it is impractical and/or unnecessary to meet as a full Board of Directors.


             The current members of the Executive Committee are Messrs. Donald
        E. Bitz, Richard L. Geach, Joseph C. Piland and Harold L. Fenton, who is retiring from the Board of Directors when his term expires on April 28, 1994. Among other functions, the Committee serves as a nominating committee which selects and nominates members of the Board of Directors. Nominees recommended by stockholders in writing to the Secretary of the Company at 27 West Main Street, Suite 101, Freeport, Illinois 61032, in accordance with the procedures set forth below under "Notice Provisions for Stockholder Nominations of Directors", will be considered by the Committee. The Committee did not meet in 1993.


             The current members of the Compensation Committee are Messrs. Donald E. Bitz, Edward G. Maris and H. Barry Musgrove. Among other functions, the Committee makes recommendations to the Board of Directors as to the compensation of the Executive Officers and outside Directors as well as with respect to the Company's Benefit Programs. The Committee met twice in 1993.


             The current members  of the Audit Committee are  Messrs.  Charles
        M. Luecke and Joseph C. Piland. The Committee reviews the financial audits of the Company and its subsidiaries, both internal and independent, and examines matters relating to the financial statements of the Company. The Committee met two times in 1993.


                           DIRECTORS FEES AND COMPENSATION


             As of December 31, 1993, Directors who were not employees of the Company were paid an annual retainer fee of $3,000, directors' fees of $500 per meeting attended, and $250 per meeting attended for committee participation.


                                  EXECUTIVE OFFICERS

             The following table sets forth the names and ages of the executive officers of the Company, as well as their respective positions with the Company and its subsidiaries: (1)



         Name                     Age     Position(s)                (2)
         Richard L. Geach         52      Chairman of the Board, President,
                                          & Chief Executive Officer of the
                                          Company, Premier Acquisition
                                          Company, First Bank North, First
                                          Bank South, First National Bank
                                          of Northbrook, First Security
                                          Bank of Cary-Grove, and a director
                                          of all Subsidiary Companies.

         David L. Murray          51      Executive Vice President/Chief
                                          Financial Officer and a Director
                                          of the Company and of all
                                          Subsidiary Companies.

         Kenneth A. Urban         55      Division Head, Non-Bank Products
                                          Division of the Company,
                                          President, Premier Trust Services,
                                          Inc., and a Director of all
                                          Subsidiary Companies.
         Michael J. Lester        46      Division Head, Product and Sales
                                          Support Division of the Company,
                                          President, Premier Operating
                                          Systems, Inc. and a Director of
                                          all Subsidiary Companies.

         Lan Pinney               54      Division Head, Community Banking
                                          Division of the Company, and a
                                          Director of all Subsidiary
                                          Companies.

         Scott Dixon              39      Division Head, Retail Banking
                                          Division of the Company, and a
                                          Director of all Subsidiary
                                          Companies.


         Steve E. Flahaven        38      Division Head, Commercial Banking
                                          Division of the Company, and a
                                          Director of all Subsidiary
                                          Companies.


        (1) The Company's "subsidiaries" as used herein consist of First Bank North, First Bank South, First National Bank of Northbrook, First Security Bank of Cary-Grove, Premier Acquisition Company, Premier Trust Services, Inc., Premier Insurance Services, Inc., and Premier Operating Systems, Inc.

        (2) Each executive officer has held the position or office indicated [or other comparable responsible position(s)] for at least five years, except that all offices and positions with Premier Acquisition Company have been held only since 1992 when Premier Acquisition Company was organized, and all positions with First National Bank of Northbrook and First Security Bank of Carey-Grove have been held only since 1993 when such banks were acquired.
            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

             Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of Common Stock, either alone or with others, are deemed to be beneficial owners of such Common Stock. Because the voting or dispositive power of certain shares of Common Stock listed in the following table is shared, the same shares in such cases are listed opposite more than one name in the table. The total number of shares of Common Stock stated in the Table as being owned, directly or indirectly, as of the date indicated, after elimination of such duplication is 1,006,626 shares; (40.91 %) of the outstanding Common Stock.

             The following table sets forth the holders of more than 5% of the voting securities of the Company, as known by the Company as of February
        28, 1994:


                                                     Amount &
         Title of  Name and Address of Beneficial    Nature of      Per Cent
         Class     Owner                             Beneficial     of Class
                                                     Ownership
         Common    Premier Trust Services, Inc.      373,275  (1)    15.17%
                   110 West Main Street
                   Freeport, IL 61032

                   Premier Financial Services, Inc.  218,441  (2)     8.88%
                   Savings and Stock Plan
                   c/o Premier Trust Services, Inc.
                   110 W. Main Street
                   Freeport, IL 61032

                   NBD Bank N.A.                     200,000  (3)     8.13%
                   Trustee of the Thomas D.
                   Flanagan Blind Voting Trust
                   dated 7/15/93
                   P.O. Box 77975
                   Detroit, MI 48277

                   American Midwest Bank & Trust     189,873  (4)     7.72%
                   Trustee of Trust Number 6486
                   u/t/a dated 7/15/93
                   1600 West Lake Street
                   Melrose Park, IL 60160

                   Richard L. Geach                  149,728  (5)     6.08%
                   1944 Mesa Drive
                   Freeport, IL 61032

                   Harold L. Fenton                  124,090  (6)    5.04%
                   101 East Point Drive
                   Galena, IL 61036




        (1)  Includes  218,441   shares  listed  opposite   Premier  Financial
        Services,        Inc.  Savings and Stock  Plan.   ("Savings and  Stock
        Plan").  The
            shares are held in various capacities with Premier Trust Services, Inc. The trust company had full investment power with regard to 287,609 shares (11.69%), shared investment power with regard to 5,505 shares (.22%), and no investment power with regard to the remaining 80,161 shares (3.26%). Such Trust Company had no voting authority with regard to any shares held.

        (2) Includes 88,154 shares in the Employee Stock Ownership portion of the Plan ("ESOP"), and 130,287 shares held in the 401(K) and profit
            sharing portions of the Plan. Investments in shares in the 401(K) and profit sharing portions of the Plan are discretionary with individual participants. The Company has no voting authority with respect to any shares held in the Savings and Stock Plan.

        (3) Represents shares of Common Stock issuable within 60 days upon the conversion of $5,700,000 of the Company's Series B Convertible
        (non-
            voting) Preferred Stock, which is convertible into Common Stock at $28.50 per share. Terms of the Trust direct that shares of Common Stock, (if any) be voted in proportion to all other shares of
        Common       Stock with  respect to any issue requiring  a vote of the
        holders of      the Common Stock.

        (4) Includes 181,102 shares of Common Stock and 8,771 shares of Common Stock, issuable upon the conversion of $250,000 of the Company's Series B Convertible (non-voting) Preferred Stock, which is convertible into Common Stock at $28.50 per share. Terms of the Trust direct that shares of Common Stock be voted in proportion to all other shares of Common Stock with respect to any issue
        requiring      a vote of the holders of the Common Stock.


        (5) Includes 60,144 shares held by Janice (Mrs. Richard L.) Geach, 20,840 shares held in the Savings and Stock Plan, and 16,761 option shares which are exercisable within 60 days of February 28, 1994. Mr. Geach has full voting power over all shares held in the Savings and Stock Plan and investment power over the shares held
        in      the 401(K) and profit sharing portions of the Plan.  Mr. Geach disclaims beneficial ownership of the shares held by his wife.


        (6) Includes 25,685 shares held by Gwen (Mrs. Harold L.) Fenton. Mr. Fenton disclaims beneficial ownership of the shares held by his wife.








             The following table sets forth the number of shares of Common Stock owned beneficially, directly or indirectly, by directors and nominees of the Company, certain executive officers of the Company, and by directors, nominees and executive officers as a group as of February 28, 1994:


         Title of  Name & Address of   Amount & Nature of          Per Cent
         Class     Beneficial Owner    Beneficial Ownership (1)    of Class

         Common    Richard L. Geach    149,728     (2)   (3)         6.08%

                   Edward G. Maris         772                          *

                   Donald E. Bitz       15,947                          *

                   David L. Murray      18,059     (2)   (3)            *

                   Joseph C. Piland      2,444                          *

                   Harold L. Fenton    124,090                       5.04%

                   R. Gerald Fox           500                          *

                   Charles M. Luecke     6,010                          *

                   H. Barry Musgrove     7,819                          *

                   Kenneth A. Urban     22,114                          *

                   All 14 Directors,   431,607     (2)   (3)        17.54%
                   Nominees &
                   Executive Officers
                   as a group

        * Indicates less than 1% of class.



        (1) Includes 89,504 shares held by or for the benefit of wives and children or by relationship. Directors and officers disclaim beneficial ownership of such shares.

        (2)  Includes  shares held in  the Savings and  Stock Plan.   Officers
        have       full voting power over all shares and investment power over
        shares         held in the 401(K)  and profit sharing portions  of the
        Plan.  A
             summary of those shares is as follows:


         Name                               Number of Shares

         Richard L. Geach                        20,840

         David L. Murray                          1,891

         Kenneth A. Urban                         7,134

         All 7 executive officers as a           51,700
         group



        (3)  Includes  shares issuable pursuant to stock  options with respect
        to            which  individuals have  a right  to  acquire beneficial
        ownership          within 60 days of February 28, 1994.  A  summary of
        those shares is       as follows:



         Name                                  Number of Shares

         Richard L. Geach                          16,761

         David L. Murray                           13,770

         Kenneth A. Urban                          11,778

         All 7 executive officers as a             76,642
         group

                                EXECUTIVE COMPENSATION

             The following table sets forth a three-year summary of compensation for the Chief Executive Officer and each of the four most highly compensated executive officers of the Company whose total salary and bonus payments exceeded $100,000 in the year ended December 31, 1993. Total salary and bonus payments paid to two of the four most highly compensated officers of the Company in the year ended December 31, 1993 did not exceed $100,000.



                                          Annual Compensation                Long Term Compensation
                              __________________________________________   ___________________________

                                                                              Awards        Payouts
                                                                           ____________   ____________
                                                            Other Annual                    Long Term      All Other
      Name and                                              Compensation      Stock         Incentive    Compensation
 Principal Position    Year    Salary ($)      Bonus ($)        (1)        Options (#)     Payouts ($)       (2)
____________________   ____   ____________   ____________   ____________   ____________   ____________   ____________


Richard L. Geach,      1993     173,250.00            .00       4,800.00       4,550.00            .00      10,240.00
President & CEO        1992     157,450.00      55,459.00       4,800.00            .00            .00      14,117.00
of the Company         1991     154,118.00      58,493.00       3,594.00       4,851.00            .00      10,145.00



David L. Murray,       1993     113,940.00            .00       4,800.00       2,385.00            .00       7,050.00
Executive Vice         1992     104,980.00      35,026.00       4,800.00            .00            .00       9,259.00
President & Chief      1991      98,200.00      31,988.00       3,594.00       2,190.00            .00       6,673.00
Financial Officer
of the Company



Kenneth A. Urban,      1993     103,300.00            .00       4,800.00       1,682.00            .00       6,424.00
Division Head,         1992      98,992.00      30,019.00       4,800.00            .00            .00       8,688.00
Non-Bank Services      1991      92,873.00      29,229.00       3,594.00       1,401.00            .00       6,248.00
Division of the
Company


        (1)           Taxable     allowance     for     use      of     automobiles     owned     by      the     executive
             officer for business purposes.

        (2) Amounts accrued for the benefit of the named individuals under the Company's Savings and Stock Plan.


             The following table sets forth information regarding stock options exercised by each of the named executive officers during the year ended December 31, 1993, as well as the value of unexercised stock options outstanding at fiscal year end.



                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                     AND
                                        FISCAL YEAR-END OPTION VALUES



                                                        Number of Unexercised         Value of Unexercised
                                                               Options                In-The-Money Options
                                                        at Fiscal Year End (#)        at Fiscal Year End ($)
                                                                                               (1)
                          Shares                     ___________________________   ___________________________
                       Acquired on       Value
        Name           Exercise (#)   Realized ($)   Exercisable   Unexercisable   Exercisable   Unexercisable
____________________   ____________   ____________   ____________  _____________   ____________  _____________

Richard L. Geach            -              -            16,761         11,523         208,569         74,963

David L. Murray             -              -            13,770          6,447         174,635         45,372

Kenneth A. Urban            -              -            11,778          4,587         151,124         32,469



             (1) Based on the fair market value (closing bid price) of the Common Stock of the Company on December 31, 1993, as reported on the National Association of Securities Dealers
                  Automated Operations System-National Market System
                  ("NASDAQ-NMS).

                  The following table sets for awards made under the Company' 1988 Non-Qualified Stock Option Plan during the fiscal year ended December 31, 1993:



                              STOCK OPTIONS GRANTED IN LAST FISCAL YEAR (1)


                                                                                      Potential Realizable
                                                                                     Value at Assumed Annual
                                                                                      Rates of Stock Price
                                                                                     Appreciation for Option
                               Individual Grants                                            Term (2)
________________________________________________________________________________   ___________________________

                                      % of Total
                                        Options
                                       Granted to    Exercise or
                         Options      Employees in    Base Price     Expiration
        Name           Granted (#)     Fiscal Year   ($/Share)(2)       Date         5 % ($)        10 % ($)
____________________   ____________   ____________   ____________   ____________   ____________   ____________

Richard L. Geach           4,550          31.32          21.50        09/28/03        61,516         155,883

David L. Murray            2,385          16.42          21.50        09/28/03        32,245          81,710

Kenneth A. Urban           1,682          11.58          21.50        09/28/03        22,741          57,625


        (1)  The Company's 1988 non-qualified stock option plan provides that the Board of Directors may grant options to key employees to purchase shares of Common Stock.  Up to 127,338 shares of Common
             Stock have been authorized for issuance pursuant to the Plan.
             Options may be granted from time-to-time within 10 years of the effective date of the Plan (January 28, 1988) for any number of shares, and upon such terms and conditions, that the Board of
             Directors      judges      desirable.   Each option  granted      under      the      Plan
             is    evidenced     by    an     agreement subject to,     among    others,     the
             following     terms     and     conditions; 1)     the  option     price     may      not     be
             less    than    the    fair market    value    of  the shares     on    the    date    of
             grant,     2)     exercised options     must     be     paid     for     in     full     in     cash     at
             the    time of exercise,  and 3)    options     granted    will     expire    as
             specified     in     the     agreement,     but     in     no     case    later     than     10     years
             from date of grant.


        (2) The fair market value of the Common Stock of the Company (i.e., the closing bid price) as reported on NASDAQ-NMS on September 28, 1993, the date of grant.



             The following table sets forth awards made under the Company's 1990 Performance Unit Plan during the fiscal year ended December 31, 1993:


                     LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR


                                                                 Estimated
                                                               Future Payouts
                                                              Under Non-Stock
                                                                Price-Based
                                                                   Plans
                                                              _______________
                                          Performance or
                                           Other Period
                            Number            Until
                              of            Maturation
        Name              Units  (#)         or Payout        Target ($) (1)
____________________     ____________     _______________     _______________
Richard L. Geach              345            5 Years               3,140

David L. Murray               321            5 Years               2,921

Kenneth A. Urban              291            5 Years               2,648





(1) Payments under the Plan are based on improvement in weighted average earnings per share, with the grant year given a weighting of (1) and the fourth year following the year of grant a weighting of (5). Each unit is given a value of 10X five year weighted average earnings per share. There are no "threshold" (i.e., minimum) or maximum payout limits provided for by the plan. The
     "target" (i.e.,estimated) payout is based upon the following assumptions;

     a) Base weighted average earnings per share - $1.77. (Weighted average earnings per share for the 5 years ended December 31,
         1992).

     c)  Earnings per share in year one (1993) - $1.64.

     d) Assumed annual improvements in earnings per share; year 2, 40%, years 3-5, 10% per year.

The Company provides a defined benefit Pension Plan for its employees. Benefits are calculated under a career average formula ba
the highest 25  years of salary.   The formula  provides that for each  year of
service  a participant earns a  benefit of 1.15%  of
compensation plus .65% of compensation in excess of the greater of one half of the covered compensation or $10,000 for a person reaching
65 in the related calendar year.   Such covered compensation level in 1993 was
$11,400.  Compensation covered  by the Plan includes cash and other annual compensation exclusive of any cash bonuses.  Compensation covered by the Plan for the year ended December 31, 1993, as shown in the Executive Compensation Table, included $178,050 for Richard L. Geach, $118,740 for David L. Murray and $108,100 for Kenneth A. Urban
As of December 31,  1993,  Mssrs. Geach, Murray and  Urban were credited with
12, 23,  and 25 years of service respectively.   The following
table sets forth the estimated annual benefits payable upon retirement at age 65 to persons in certain specified compensation and years-of-service classifications:



   Compensation      15 years of          20 years of         25 years of
                       service              service             and over
   $ 50,000             12,389               16,518              20,648

    100,000             25,889               34,518              43,148

    150,000             39,389               52,518              65,648
    200,000             52,889               70,518              88,148

    250,000             66,389               88,518             110,648

    300,000             79,889              106,518             133,148

                         BOARD COMPENSATION COMMITTEE REPORT

     The  Compensation  Committee  of  the  Board of  Directors  is  responsible for
establishing  the policies  and procedures  which determine  the compensation of the
Company's  Executive  Officers.    The  Committee sets  base  cash  compensation
  and
potential  bonus compensation  annually for  the  Chief Executive  Officer and other
Executive  Officers.   In addition,  the Committee has  exclusive authority  to
 grant
stock options  to Executive  Officers.   The Committee  considers  both internal
  and
external data in determining officers' compensation, including input from outside compensation consultants and independent executive compensation data.

     In creating policies and making decisions concerning executive compensation, the Compensation Committee seeks to:

     1. ensure that the executive team has clear goals and accountability with respect to expected corporate performance;

     2. establish pay opportunities that are competitive within the Company's industry, consistent with it's position in the marketplace and the markets within which it operates;

     3.  assess results fairly and regularly in light of expected
         Company performance; and

     4. align pay and incentives with the long-term interests of the Company's shareholders.

     The Chief Executive Officer (CEO) and all Executive Officers are included in a
salary  program adopted  for all  employees  of the  Company.   The objective
of the
Company's salary program is to help ensure that the organization is able to attract, retain and motivate the employees necessary to achieve its goals while doing so in the most cost-effective way possible.

     It is our policy that a salary range be established for each position within the
Company, and that these ranges be (a) internally equitable (i.e., fair in comparison to ranges established for  other positions within the  Company), and (b)
competitive
when  compared  with  the rates  paid  and  ranges utilized  by  other employers for
comparable positions.    Each range  is  divided into  quartiles, with  the
midpoint
approximating the average salary paid for comparable positions within the Industry.
In determining Industry averages, the Committee reviews a number of external surveys, including surveys provided by banking industry trade groups as well as private firms
specializing  in compensation.   Comparisons  focus  primarily on  Banks
and/or Bank
Holding Companies of similar size and with similar geographic/market characteristics.
It is also our policy that each employee will receive a rate of pay that falls within
the range that has  been established for his or her position.   The placement
of each
employee's salary within the range that has been established for his or her position
is based upon a  formal evaluation of the employee's job performance.   The
committee
reviews the internal equitability and external competitiveness of salary ranges anually.

Performance Incentives


     The Company utilizes both a Short Term Incentive Program (i.e., Bonuses) and a
Long  Term Incentive Program  (i.e., a combination  of Stock Options  and
Performance
Units). These programs are utilized to motivate the CEO and other executive officers to manage towards improved shareholder return.

     The Short  Term Incentive Program  rewards executive officers with  cash bonuses
for surpassing  the annual  financial plan  with regard to  earnings.   Each
year,  a
financial plan is approved by the Board of Directors. The executive bonus program is then approved based upon that plan, and provides for bonuses only if the financial plan is exceeded. The size of any bonus, which may range from 10.00% - 40.00% of salary, is dependent upon the amount by which actual financial performance exceeds the plan.

     The  Long  Term  Incentive  Program  combines  the  use  of  Stock  Options
  and
Performance Units.   Each executive officer may  be granted a combination  of
options
and performance units based upon a formula tied to salary.   The maximum award
ranges
from 40.00% - 60.00% of salary depending upon salary range established for his or her position.

     Options: Options are granted at the current bid price of the Company's Common Stock at the time of the award. Executives are allowed to exercise the options on a vesting formula of 20% per year, and all options must be exercised within ten years or they expire.

     Performance Units: Performance Units provide for a cash bonus to participating executive officers. Payments for units, if any, represent the increase in their value over a five year period. The initial value (at time of issuance) and ending value of the units are determined by the average of five years earnings per share of the Company's Common Stock.



CEO Compensation


     The compensation  for the Chief Executive  Officer is determined under the same
policies  and programs  as outlined above  for all  executive officers.   The
maximum
award under the Company's Short Term Incentive Program for the CEO is 40.00% of
salary.  The CEO may be awarded a combination of Options and  Performance Units under
the Long Term Incentive Program up to an aggregate of 60.00% of salary.

     The Board Compensation Committee assesses the CEO's performance with regard to
Board Policies  and goals, and  evaluates the Company's performance  versus peers and
its financial plan.   Salary is then determined  as provided for under the
Company's
salary program. Total compensation, including incentives, is directly related to the
Company's financial performance.



     COMPENSATION COMMITTEE:

     Donald E. Bitz
     Edward G. Maris
     H. Barry Musgrove


     The cumulative total return to shareholders performance graph is furnished to the Commission in paper form under cover of Form SE. The following table presents year-end cumulative total returns for the Company, U.S. stocks traded on the NASDAQ over-the-counter market and all Bank stocks traded on the NASDAQ over-the-counter market assuming $100.00 was invested on January 1, 1989 and all dividends were
reinvested for the five year period ended December 31, 1993.


 Index              1989       1990      1991       1992       1993

 Premier             128       102        161        238       254

 U.S. NASDAQ
 Stocks              121       103        165        192       219

 NASDAQ Bank
 Stocks              111        81        134        194       221


The Company's  cumulative total return  to shareholders  has exceeded the cumulative
total return of all Bank stocks traded on the NASDAQ over-the-counter market for the years  1989 through  1993.  In  1989, 1992  and 1993  the Company's  cumulative total
return  exceeded  that   of  the  U.S.  NASDAQ  stock  market   index  and
performed
approximately the same as the U.S. NASDAQ stock market index in 1990 and 1991.


             Compensation Committee Interlocks and Insider Participation

     None of the  members of the  Compensation Committee is  an officer, employee  or
former employee  of the  Company.   Members of  the Compensation  Committee or
their
associates may have loans or loan commitments from the Company's subsidiary banks, but all such loans or loan commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for
comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.



















                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Directors and executive officers of the Company and their associates were customers of,  and have  had transactions  with, the  Company and  in particular its
subsidiary banks from time to time in the ordinary course of business. Additional transactions may be expected to take place in the ordinary course of business in the future. All loans and loan commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectability or present other unfavorable features.



                       PROPOSAL 2:  AMENDMENT OF THE COMPANY'S
                             CERTIFICATE OF INCORPORATION
                     TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                                   OF COMMON STOCK

     At present, the Company's Restated Certificate of Incorporation authorizes the issuance of  a total  of  3,500,000 shares  of stock,  of  which 1,000,000 shall  be
preferred stock  of the par value  of $1.00 per  share and 2,500,000 shares shall be
Common Stock of the Par Value of $5.00 per share. The Board of Directors unanimously approved and recommends that the stockholders adopt, an amendment to the Certificate of Incorporation to increase the total number of authorized shares to 16,000,000, of which 1,000,000 shares shall be  preferred stock of the par value of  $1.00 per share
and 15,000,000 shares shall be Common Stock of the par value of $5.00 per share.


     If the proposed amendment is adopted, the first paragraph of the Article Fourth of the Restated Certificate of Incorporation of the Company, as amended, will read, in its entirety, as follows:

          "ARTICLE FOURTH. Authorized Stock. The total number of shares of Stock which the Corporation shall have authority to issue is Sixteen Million (16,000,000) shares, of which One Million (1,000,000) shares shall be shares of Preferred Stock of the par value of $1.00 per share (hereinafter sometimes referred to as "Preferred Stock"), and Fifteen Million (15,000,000) shares shall be shares of Common Stock of the par value of $5.00 per share (hereinafter sometimes referred to as "Common Stock")."


     As of February 28, 1994, 2,163,107 shares of Common Stock were issued and outstanding, 208,771 shares of Common Stock were reserved for issuance upon the conversion of 5,950 issued and outstanding shares of Series B Perpetual Preferred
Stock of the Company (the "Series B Preferred Stock"), and 137,094 shares of Common
Stock were reserved for issuance upon the exercise of outstanding options to acquire shares of Common Stock. As of that same date, a total of 16,200 shares of Preferred
Stock were issued and outstanding, consisting of 5,000 shares of Series A Perpetual
Preferred Stock, 5,950 shares of Series B Preferred Stock, 1,950 shares of Series C
Perpetual  Preferred Stock, and  3,300 shares of  Series D Perpetual
Preferred stock
(the "Series D Preferred Stock").  An  additional 1,300 shares of Series B
Preferred
Stock were reserved for issuance upon the conversion of shares of Series D Preferred
Stock into shares of Series B Preferred Stock in accordance with the terms of the
Certificate of Designations of the Series D Preferred Stock.

     The purpose of the proposed amendment is as follows:

     1. To make available additional shares of Common Stock for possible use as stock dividends.

     2. To enable the Company to convert up to $1,300,000 of currently outstanding shares of Series D Preferred Stock into Series B Preferred Stock.

     3.  To make available additional shares of Common Stock for use in
connection with any other proper corporate purpose, including,       for
example, the
issuance of such shares for cash or in connection with possible future acquisitions or other forms of business combinations, or for issuance with
respect to Plans adopted by the Company such as the 1988 Non-qualified Stock Option Plan.

     The Board of  Directors has  awarded options  for all 127,338  shares of
Common
Stock reserved for issuance under the Company's 1988 Non-qualified Stock Option Plan.
The Board is currently contemplating alternatives for a Plan under which additional
options  may be granted  in the future.   If such a  Plan is adopted by  the
Board of
Directors, it will be subject to approval by Stockholders, including the number of shares of Common Stock for such purpose.

     It is uncertain as of the date hereof as to the timing or extent of any possible stock dividend, but adoption of the proposed increase in the number of authorized shares of the Corporation's Common Stock will provide the Board of Directors with
greater flexibility in considering such timing and extent.

     The Board of  Directors believes it is in  the best interests of  the
Company to
convert  $1,300,000 of currently outstanding shares of  Series D Preferred Stock into
$1,300,000 of Series B Preferred Stock. Series D Preferred Stock is perpetual with a
current  and  projected  dividend  rate  of  9.00%.    Series  B  Preferred
Stock is
convertible into  Common Stock  at $28.50  per share,  with a  current and projected
dividend  rate of 7.50%. Under  the terms of  the Certificate of  Designations of the
Series D Preferred Stock, the Company is obligated to convert 1,300 of the currently outstanding shares of Series  D Preferred Stock into Series  B Preferred Stock as  of
the last day of the calendar quarter in which the Company files an amendment to its
Certificate of  Incorporation increasing  the number of  authorized shares  of
Common
Stock to a number sufficient to permit the Company to reserve the number of shares of
Common Stock that the Company  would be required to issue  upon the conversion of  an
additional 1,300 shares  of Series B Preferred Stock  at a conversion rate  of
$28.50
per share. If the proposed increase in the number of shares of stock the Company is authorized to  issue is  adopted, the  Board of  Directors intends  to convert
1,300
shares of Series D Preferred Stock into the same number of shares of Series B
Preferred Stock as of June 30, 1994. A total of 45,614 shares of Common Stock would be reserved for issuance upon the conversion of such additional shares of Series B
Preferred Stock.

     If  the proposed  increase  in the  Company's authorized  stock is adopted, the
additional  authorized  shares  will  be  available  for  issuance  by  the
Board of
Directors, for such consideration  as the Board of Directors in  its discretion deems
adequate,  without  further  approval  by the  Company's  stockholders  (unless such
approval is required by law or as a condition to continued inclusion in NASDAQ-NMS or listing on  any stock  exchange on  which the Company's  stock may  in the future be
listed).   NASDAQ rules  currently  require stockholder  approval as  a condition  of
continued eligibility for designation as a National Market System security in several instances, including the issuance of shares in an acquisition transaction where the
number of shares of Common Stock outstanding, as the result of such transaction, could increase by 20% or more.

     Although  the  decision of  the  Board  of  Directors to  propose  an amendment
increasing the  number of  shares of  Common Stock  authorized for  issuance did not
result from any effort by any person to accumulate the Company's stock or to effect a change in control of the Company, one result of an increase may be to help the Board of Directors discourage or render more difficult a change in control. The additional shares could  be used  under certain  circumstances to  dilute the  voting power of,
create voting impediments for, or otherwise frustrate the efforts of persons seeking to effect  a takeover or gain  control of the Company,  whether or not the change of
control is favored  by a majority  of unaffiliated stockholders.   For example,
 such
shares  of Common Stock could be privately placed with purchasers who might side with
the Board  of Directors  in opposing a  hostile takeover  bid.   The issuance of
  any
additional shares of Common Stock could also have the effect of diluting the equity of existing holders and the earnings per share of existing shares of stock.

     As promptly as practicable following stockholder approval of the proposed amendment, the Company will cause a Certificate of Amendment of its Restated
Certificate of Incorporation, with respect to such amendment, to be filed with the
Secretary of State of the State of Delaware. The amendment will become effective on the date of such filing.

     The affirmative vote of the holders of a majority of the outstanding shares of
Common Stock, whether or not present or voting at the Annual Meeting, is required to approve the proposed amendment to the Company's Certificate of Incorporation. Shares abstaining and shares for which brokers do not authorize a vote by proxy on the proposed amendment because they lack authority will have the same effect as if voted against the proposed amendment. The Board of Directors unanimously recommends a vote
FOR  the  adoption  of  the  proposed  amendment  to  the  Company's
Certificate  of
Incorporation.



                                       AUDITORS

     KPMG PEAT MARWICK, independent certified public accountants, have served as the
Company's public  accountants for the fiscal year ended  December 31, 1993, and prior
years, and have  been selected to serve  in that capacity  again for the fiscal year
ending December 31, 1994. Representatives of KPMG PEAT MARWICK, are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

              NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS OF DIRECTORS

     The  Company's  Restated  Certificate of  Incorporation  establishes  an advance
notice procedure with  respect to the nomination  of directors, other  than by or  on
behalf of the Board  of Directors.  Under such nomination  procedure, any stockholder
of the Company who is entitled to vote for the election of directors and who wishes to nominate a candidate for election as a director must give advance written notice to the Company of such nomination. Such notice must be delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company, not fewer than 14 days  nor more than 60 days  prior to any meeting of  the stockholders called
for  the election of directors.  In the event  that fewer than 21 days' notice of the
meeting is given to stockholders, such written notice must be delivered or mailed in accordance with  the preceding sentence not later  than the close of  business on the
7th day  following  the  day  on which  notice  of  the  meeting was  mailed  to the
stockholders.  Each such  notice must set forth (i) the   name, age, business
address
and, if  known, residence address  of each nominee  proposed in the  notice,
(ii) the
principal occupation or  employment of  each such  nominee, and (iii)  the number  of
shares of stock of  the Company beneficially  owned by each such  nominee and by  the
nominating  stockholder.   The chairman  of a  meeting at which  directors are
to be
elected may, if the facts so warrant, determine that a nomination was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                    OTHER BUSINESS

     Management does  not intend  to present,  and does  not have  reason to believe
others  will present, any items  of business at  the Annual Meeting  other than those
mentioned in the Notice of the Meeting.   However, if any other matters are
properly
presented for a  vote, the proxies  will be voted  on such matters  according to the
judgment of the persons named as proxies therein.

                                STOCKHOLDER PROPOSALS

     Stockholders desiring to submit proposals to be voted upon by stockholders at the 1995 Annual Meeting must submit their proposals to the Company's Secretary no later than November 25, 1994.



BY ORDER OF THE BOARD OF DIRECTORS,


Michael J. Lester
Secretary

Dated:  March 25, 1994